Exhibit 99.1

INEX and ENZON Announce ODAC Does Not Support Accelerated Approval for Cancer Drug MARQIBO(TM)

For immediate release:                                          December 1, 2004
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Vancouver, BC and Bridgewater, NJ - Inex Pharmaceuticals Corporation ("INEX";
TSX: IEX) and Enzon Pharmaceuticals Inc. ("ENZON"; NASDAQ: ENZN) announced today that the Oncology Drugs Advisory Committee (ODAC) of the US Food and Drug Administration (FDA) voted unanimously against recommending accelerated approval for MARQIBO(TM) (vincristine sulfate liposomes injection) as a treatment for patients with relapsed aggressive non-Hodgkin's lymphoma (NHL).

Based on this outcome, the companies believe the FDA will not grant accelerated approval for MARQIBO. The FDA's decision on the New Drug Application (NDA) is expected by January 15, 2005.

"We are disappointed with the ODAC panel vote," said David Main, President and CEO of INEX. "We will take the FDA's full review into consideration to chart a new course to approval for MARQIBO."

Kenneth J. Zuerblis, Executive Vice President and CFO of ENZON said, "We will work with INEX to determine the appropriate next steps for MARQIBO."

About MARQIBO(TM)(vincristine sulfate liposomes injection)

MARQIBO is a proprietary drug comprised of the widely used off-patent anticancer drug vincristine encapsulated in INEX's sphingosomal drug delivery technology. INEX's technology is designed to provide prolonged blood circulation, tumor accumulation and extended drug release at the cancer site. These characteristics are intended to increase the effectiveness and reduce the side effects of the encapsulated drug.

In May 2004, the FDA accepted a New Drug Application (NDA) seeking marketing approval of MARQIBO as a single-agent treatment for patients with relapsed aggressive non-Hodgkin's lymphoma previously treated with at least two combination chemotherapy regimens.

About Non-Hodgkin's Lymphoma (NHL)

NHL is the sixth-leading cause of cancer deaths in the United States (19,400 estimated in 2004) and the fifth-leading cause of cancer deaths in Canada (2,900 estimated in 2004), according to estimates of the American Cancer Society and the Canadian Cancer Society. An estimated 54,370 and 6,200 new cases will be diagnosed in the US and Canada respectively in 2004.

About ODAC

The Oncologic Drugs Advisory Committee (ODAC) is a committee formed by the FDA of external experts to advise the FDA in the evaluation of marketed and investigational drugs for use in the treatment of cancer. The Committee is comprised of a core of thirteen voting members from the fields of general oncology, pediatric oncology, hematologic oncology, immunologic oncology, biostatistics and other related professions.

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About INEX

INEX is a Canadian biopharmaceutical company developing and commercializing proprietary drugs and drug delivery systems to improve the treatment of cancer. Further information about INEX and this news release can be found at www.inexpharm.com.

About ENZON

Enzon Pharmaceuticals Inc. is a biopharmaceutical company dedicated to the discovery, development and commercialization of therapeutics to treat life-threatening diseases. Further information about ENZON and this news release can be found at www.enzon.com.

There are forward-looking statements contained herein that are not based on historical fact, including without limitation statements containing the words "believes," "may," "plans," "will," "estimate," "continue," "anticipates," "intends," "expects," and similar expressions. Such forward looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from future results, events or developments described in the forward looking statements. Such factors include those risks described in ENZON's Form 10-K and Forms 10-Q on file with the SEC and INEX's publicly filed periodic reports. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information in this press release is as of December 1, 2004, and INEX and ENZON undertake no duty to update this information.

Contacts for Inex Pharmaceuticals Corporation

Investors
Ian Mortimer
Senior Director, Investor Relations
Phone: 604-419-3200

Media

Miriam Zitner
James Hoggan & Associates Inc.
Phone: 604-739-7500

Contacts for Enzon Pharmaceuticals, Inc.

Investors
Susan M. Mesco
Director, Investor Relations
Phone: 908-541-8678

Media

Mark Vincent
Euro RSCG Life NRP
Phone: 212-845-4239

INEX's common shares are traded on the Toronto Stock Exchange under the trading symbol "IEX".

ENZON's common shares are traded on NASDAQ under the trading symbol "ENZN".